Exhibit 99.1

Aclaris Therapeutics Announces Appointment of Maxine Gowen to Board of Directors

Wayne, PA –  July 3, 2019 (GLOBE NEWSWIRE) – Aclaris Therapeutics, Inc. (NASDAQ: ACRS), a physician-led biopharmaceutical company focused on immuno-inflammatory and dermatological diseases, today announced the appointment of Maxine Gowen to its board of directors, effective July 2, 2019.

Dr. Gowen founded Trevena, Inc. and served as its President and Chief Executive Officer from 2007 until October 2018. Prior to this, Dr. Gowen held a variety of leadership roles at GlaxoSmithKline (GSK) over a period of fifteen years. As Senior Vice President for the Center of Excellence for External Drug Discovery (CEEDD), she developed an innovative new approach to externalizing drug discovery in big pharma. Dr. Gowen was previously President and Managing Partner at SR One, the venture capital subsidiary of GSK, where she led its investments in, and served on the board of directors of, numerous companies. Until 2002, Dr. Gowen was Vice President, Drug Discovery, Musculoskeletal Diseases at GSK, responsible for drug discovery and early development for osteoporosis, arthritis and metastatic bone disease. Dr. Gowen held a tenured academic position in the School of Pharmacology, University of Bath, UK from 1989 to 1992. Dr. Gowen graduated with a B.Sc. in biochemistry from the University of Bristol, UK, then received a Ph.D. in cell biology from the University of Sheffield, UK, and received an MBA from the Wharton School of the University of Pennsylvania. She currently serves on the board of Akebia Therapeutics, Inc. since July 2014 and Idera Pharmaceuticals, Inc. since January 2016, both public biopharmaceutical companies, and on the board of the state biotechnology industry association, Life Sciences PA.  Dr. Gowen also served on the board of the national biotechnology industry association, BIO, from 2008 to 2018.

“I'd like to take this opportunity to welcome our new board member, Maxine Gowen, who will serve as an independent director.  Her extensive operational and development experience will be an invaluable asset for Aclaris as we continue to develop our pipeline," said Dr. Neal Walker, President and Chief Executive Officer of Aclaris.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a physician-led biopharmaceutical company committed to addressing the needs of people with immuno-inflammatory and dermatological diseases who lack satisfactory treatment options. The company’s diverse and multi-stage portfolio includes two FDA-approved medicines, one late-stage investigational medicine, and a pipeline powered by a robust R&D engine exploring protein kinase regulation. Aclaris Therapeutics’ active development programs focus on areas where significant treatment gaps exist, such as common warts, alopecia areata, and vitiligo. For additional information, please visit www.aclaristx.com and follow Aclaris on LinkedIn or Twitter @aclaristx.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believe," "expect," "may," "plan," "potential," "will," and similar expressions, and are based on Aclaris’ current beliefs and expectations. These forward-looking statements include expectations regarding the development of Aclaris’ pipeline. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials and in commercialization of products, Aclaris’ reliance on third parties over which it may not always have full control, and other risks and uncertainties that are described in the Risk Factors section of Aclaris’ Annual Report on Form 10-K for the year ended December 31, 2018, and other filings Aclaris makes with the U.S. Securities and Exchange Commission from time to time. These documents are available under the "SEC filings” section of the Investors page of Aclaris’ website at http://www.aclaristx.com. Any forward-looking statements speak only as of the date of this press release and are based on information available to Aclaris as of the date of this release, and Aclaris assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Aclaris Contact

Michael Tung, M.D.

Senior Vice President

Corporate Strategy/Investor Relations

484-329-2140

mtung@aclaristx.com